EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-267147, 333-271722, and 333-275372) on Form S-3 and registration statements (Nos. 333-259794, 333-265734, and 333-271725) on Form S-8 of our reports dated February 27, 2024, with respect to the consolidated financial statements of Lucid Group, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Santa Clara, California
February 27, 2024